As filed with the Securities and Exchange Commission on February 9, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Apollo Strategic Growth Capital II

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-0598286
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

9 West 57th, 43rd Floor

New York, NY 10019

Telephone: (212) 515-3200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James Crossen

Chief Financial Officer

640 Fifth Avenue, 12th Floor

New York, NY 10019

Telephone: (212) 380-7500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian M. Janson, Esq. Gregory A. Ezring, Esq. Raphael M. Russo, Esq.	Joel L. Rubinstein, Esq. Daniel E. Nussen, Esq. White & Case LLP
Paul, Weiss, Rifkind, Wharton & Garrison LLP	1221 Avenue of the Americas
1285 Avenue of the Americas	New York, NY 10020
New York, NY 10019	(212) 819-8200
(212) 373-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-251920)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.00025 par value, and one-fifth of one warrant(2)	11,500,000 Units	$10.00	$115,000,000	$12,546.50
Class A ordinary shares included as part of the units(3)	11,500,000 Shares	-	-	-	(4)
Warrants included as part of the units(3)	2,300,000 Warrants	-	-	-	(4)
Total			$115,000,000	$12,546.50	(5)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-251920).

(3)	Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g) under the Securities Act.

(5)

The Registrant previously registered securities having a proposed maximum aggregate offering price of $575,000,000 on its Registration Statement on Form S-1, as amended (File No. 333- 251920), which was declared effective by the Securities and Exchange Commission on February 9, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $115,000,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 11,500,000 additional units of Apollo Strategic Growth Capital II, a Cayman Islands exempted company and incorporated with limited liability (the “Registrant”), each consisting of one Class A ordinary share and one-fifth of one redeemable warrant, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to certain adjustments, and only whole warrants are exercisable. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1 (File No. 333-251920) (the “Prior Registration Statement”), initially filed by the Registrant on January 6, 2021, as amended on February 4, 2021 and declared effective by the Securities and Exchange Commission (the “Commission”) on February 9, 2021. The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of February 10, 2021), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than February 10, 2021.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a)	Exhibits. The following exhibits are being filed herewith:

Exhibit	Description

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to the Registrant.

5.2	Opinion of Walkers, Cayman Islands counsel to the Registrant.

23.1	Consent of WithumSmith+Brown, PC.

23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).

23.3	Consent of Walkers (included in Exhibit 5.2).

(b)	Financial Statements. Not Applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 9th day of Feburary, 2021.

APOLLO STRATEGIC GROWTH CAPITAL II

By:	/s/ James Crossen
Name: James Crossen Title: Chief Financial Officer and Secretary

Signature	Title	Date

*	Chief Executive Officer	February 9, 2021
Sanjay Patel	and Director (Principal Executive Officer)

/s/ James Crossen	Chief Financial Officer (Principal Financial and Accounting Officer)	February 9, 2021
James Crossen
*	Director	February 9, 2021
Scott Kleiman
*	Director	February 9, 2021
Angela Sun
*	Director	February 9, 2021
Melvin Parker
*	Director	February 9, 2021
Nathaniel Lipman

* By:	/s/ James Crossen
James Crossen
Attorney-in-fact

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